Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Thursday, October 8, 2026…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2027 fiscal year second quarter ended August 30, 2026. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/46uayvtm at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $20,791,000 for the 2027 fiscal year second quarter ended August 30, 2026 compared to $16,381,000 for the 2026 fiscal year second quarter ended August 31, 2025 and $18,312,000 for the 2027 fiscal year first quarter ended May 31, 2026. Park’s net sales for the six months ended August 30, 2026 were $39,103,000 compared to $31,781,000 for the six months ended August 31, 2025.

Net earnings for the 2027 fiscal year second quarter were $4,534,000 compared to $2,404,000 for the 2026 fiscal year second quarter and $3,533,000 for the 2027 fiscal year first quarter. Net earnings were $8,067,000 for the current year’s first six months compared to $4,484,000 for last year’s first six months.

Adjusted EBITDA for the 2027 fiscal year second quarter was $5,285,000 compared to $3,401,000 for the 2026 fiscal year second quarter and $4,576,000 for the 2027 fiscal year first quarter. Adjusted EBITDA for the current fiscal year’s first six months was $9,861,000 compared to $6,364,000 for last fiscal year’s first six months.

Park reported basic and diluted earnings per share of $0.21 for the 2027 fiscal year second quarter compared to $0.12 for the 2026 fiscal year second quarter and $0.17 for the 2027 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.38 and $0.37, respectively, for the 2027 fiscal year’s first six months compared to $0.23 and $0.22, respectively, for the 2026 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13762990.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, October 15, 2026. The conference call replay will be available at https://edge.media-server.com/mmc/p/46uayvtm and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13762990.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses a non-GAAP measure, Adjusted EBITDA, in order to assist its shareholders and other readers in assessing the Company’s operating performance. The detailed operating information presented below includes a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. This non-GAAP financial measure is provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended

	August 30, 2026	August 31, 2025	May 31, 2026	August 30, 2026	August 31, 2025
Sales per US GAAP	$20,791	$16,381	$18,312	$39,103	$31,781

Net Earnings	$4,534	$2,404	$3,533	$8,067	$4,484

Basic Earnings per Share:
Basic Earnings per Share	$0.21	$0.12	$0.17	$0.38	$0.23

Diluted Earnings per Share:
Diluted Earnings per Share	$0.21	$0.12	$0.17	$0.37	$0.22

Weighted Average Shares Outstanding:
Basic	21,733	19,875	20,878	21,306	19,897
Diluted	21,920	19,986	21,228	21,574	19,977

Condensed comparative balance sheets (in thousands - unaudited):

	August 30, 2026	March 1, 2026
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$114,749	$89,368
Accounts Receivable, Net	14,834	10,974
Inventories	8,963	7,411
Prepaid Expenses and Other Current Assets	1,390	918
Total Current Assets	139,936	108,671

Fixed Assets, Net	21,359	21,828
Operating Right-of-use Assets	230	256
Other Assets	13,558	11,473
Total Assets	$175,083	$142,228

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,605	$3,681
Accrued Liabilities	1,668	1,598
Operating Lease Liability	46	44
Income Taxes Payable	833	634
Total Current Liabilities	6,152	5,957

Long-term Operating Lease Liability	250	273
Deferred Income Taxes	5,909	6,009
Other Liabilities	40	39
Total Liabilities	12,351	12,278

Shareholders’ Equity	162,732	129,950

Total Liabilities and Shareholders' Equity	$175,083	$142,228

Additional information
Equity per Share	$7.39	$6.22

Condensed comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended

	August 30, 2026	August 31, 2025	May 31, 2026	August 30, 2026	August 31, 2025

Net Sales	$20,791	$16,381	$18,312	$39,103	$31,781

Cost of Sales	13,656	11,265	11,936	25,592	21,947

Gross Profit	7,135	5,116	6,376	13,511	9,834
% of net sales	34.3%	31.2%	34.8%	34.6%	30.9%

Selling, General & Administrative Expenses	2,403	2,271	2,361	4,764	4,570
% of net sales	11.6%	13.9%	12.9%	12.2%	14.4%

Earnings from Operations	4,732	2,845	4,015	8,747	5,264

Interest and Other Income	839	390	786	1,625	745

Earnings from Operations before Income Taxes	5,571	3,235	4,801	10,372	6,009

Income Tax Provision	1,037	831	1,268	2,305	1,525
Net Earnings	$4,534	$2,404	$3,533	$8,067	$4,484
% of net sales	21.8%	14.7%	19.3%	20.6%	14.1%

Basic Earnings per Share	$0.21	$0.12	$0.17	$0.38	$0.23
Diluted Earnings per Share	$0.21	$0.12	$0.17	$0.37	$0.22

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended

	August 30, 2026	August 31, 2025	May 31, 2026	August 30, 2026	August 31, 2025
GAAP Net Earnings	$4,534	$2,404	$3,533	$8,067	$4,484
Adjustments:
Income Tax Provision	1,037	831	1,268	2,305	1,525
Interest and Other Income	(839)	(390)	(786)	(1,625)	(745)
Depreciation	469	455	469	938	911
Stock Option Expense	84	101	92	176	189
Adjusted EBITDA	$5,285	$3,401	$4,576	$9,861	$6,364